Exhibit 5.1

November 10, 2008

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

Re: Ecolab Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I am the General Counsel and Secretary of Ecolab Inc., a Delaware corporation (the “Company”).  In this capacity, I have acted as counsel to the Company in connection with the public offering by certain stockholders of the Company (the “Selling Stockholders”) named in the registration statement referred to below of currently outstanding shares of the Company’s Common Stock, $1.00 par value per share (the “Secondary Shares”).  Each Secondary Share includes one associated Right (a “Right”) to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, pursuant to the terms and conditions of the Rights Agreement between the Company and Computershare Investor Services, LLC, dated as of February 24, 2006 (the “Rights Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I or attorneys under my supervision have examined (i) the Registration Statement on Form S-3 (the “Registration Statement”) under the Act, to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”), (ii) the Rights Agreement, (iii) the Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the By-Laws of the Company, as currently in effect and (v) certain resolutions of the Company’s Board of Directors relating to the Secondary Shares and associated Rights and related matters.  I or attorneys under my supervision have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision have deemed necessary or appropriate as a basis for the opinions set forth herein.

In making our examination, I or attorneys under my supervision have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  I or attorneys under my supervision have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein which I or attorneys under my supervision have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that:

1.                                       The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable; and

2.                                       The Rights associated with the Secondary Shares have been validly issued and constitute valid and binding obligations of the Company.

In giving the foregoing opinions, I do not express any opinion as to the laws of any jurisdiction other that the corporate laws of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein, and I do not express any opinion as to the effect of any other laws on the opinions stated herein.  The Secondary Shares may be sold from time to time on a delayed basis, and this opinion is limited to the laws, including the Act and the rules and regulations of the Commission promulgated thereunder, as in effect on the date hereof.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement and to the reference to me under the caption “Legal Matters” in the Registration Statement; however, this consent is not to be construed so as to include me within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Lawrence T. Bell
Lawrence T. Bell
General Counsel and Secretary